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                                                    EXHIBIT  99.1

                  ANNUAL SERVICER'S CERTIFICATE

                     AMERICAN EXPRESS TRAVEL
                 RELATED SERVICES COMPANY, INC.

     --------------------------------------------------------
          AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST
     --------------------------------------------------------

     The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc., as Servicer ("TRS"), pursuant to the Pooling and Servicing Agreement dated as of May 16, 1996, (as amended and supplemented, the "Agreement"), among American Express Centurion Bank, a Utah banking institution, and American Express Receivables Financing Corporation II, each as Transferor, TRS, and The Bank of New York, as trustee (the "Trustee"), does hereby certify that:

     1. TRS is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

     2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

     3. A review of the activities of the Servicer during the calendar year ended December 31, 1996 and of its performance under the Agreement was conducted under my supervision.

     4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such calendar year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

     5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the calendar year ended December 31, 1996, which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default, and (iii) the current status of each such default: NONE.

     IN WITNESS WHEREOF, the undersigned, has duly executed this Certificate this 22nd day of January, 1997.

                              AMERICAN EXPRESS TRAVEL RELATED
                              SERVICES COMPANY, INC., as Servicer



                              By: /s/ Marianne Thomson
                                  ----------------------------
                              Name:   Marianne Thomson
                              Title:  Director

                                                               EXHIBIT 99.2

REPORT OF INDEPENDENT ACCOUNTANTS


American Express Travel Related Services Company, Inc.
World Financial Center
200 Vesey Street
New York, New York 10285

American Express Centurion Bank
6985 Union Park Center, Suite 235
Midvale, UT 84047

American Express Receivables Financing Corporation II
World Financial Center
200 Vesey Street
New York, New York 10285

       and

The Bank of New York
101 Barclay Street, Floor 12E
New York, New York 10286


We have examined management's assertion that American Express Travel Related Services Company, Inc. ("TRS"), a wholly owned subsidiary of American Express Company ("American Express"), maintained internal control policies and procedures over the functions performed as Servicer of the American Express Credit Account Master Trust Series 1996-1 (the "Trust") that are effective, as of December 31, 1996, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Master Pooling and Servicing Agreement dated as of May 16, 1996, (as amended and supplemented, the "Agreement"), as supplemented by the Series 1996-1 Supplement (together the "Agreements"), between TRS as Servicer, American Express Centurion Bank ("Centurion") and American Express Receivables Financing Corporation II ("RFC"), as Transferors, and The Bank of New York, as Trustee, on behalf of the Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports. This assertion is included in the accompanying report of management titled, "Report of Management on Credit Account Master Trust Internal Control Policies and Procedures and Pooling and Servicing Agreement Compliance" (the "Report").

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants, and accordingly, included obtaining an understanding of the internal control policies and procedures over the functions performed by TRS as Servicer of the Trust, testing and evaluating the design and operating effectiveness of the policies and procedures, and such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

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Because of inherent limitations in any internal control policy and procedure, errors or irregularities may occur and not be detected. Also, projections of any evaluation of the internal control policies and procedures over the functions performed by TRS as Servicer of the Trust to future periods are subject to the risk that the policies and procedures may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assertion that TRS maintained internal control policies and procedures over the functions performed as Servicer of the Trust that are effective, as of December 31, 1996, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Agreements between TRS, as Servicer, Centurion and RFC, as Transferors, and The Bank of New York, as Trustee, on behalf of the Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports, is fairly stated, in all material respects, based upon the criteria specified in the Report.

This report is intended solely for the information and use of the Board of Directors and management of TRS as Servicer, Centurion and RFC as Transferors, and The Bank of New York as Trustee. However, this report is a matter of public record, as a result of inclusion as an exhibit to the Annual Report to Shareholders on Form 10-K filed by RFC on behalf of the Trust, and its distribution is not limited.


/s/ Ernst & Young LLP
March 31, 1997

            REPORT OF MANAGEMENT ON CREDIT ACCOUNT
                MASTER TRUST INTERNAL CONTROL
        POLICIES AND PROCEDURES AND POOLING AND SERVICING
                     AGREEMENT COMPLIANCE


Internal Control Policies and Procedures
----------------------------------------

American Express Travel Related Services Company, Inc. ("TRS") which is a wholly owned subsidiary of American Express Company, is responsible for establishing and maintaining effective internal control policies and procedures over the functions performed as Servicer of the American Express Credit Account Master Trust (the "Trust"). These policies and procedures are designed to provide reasonable assurance to the TRS's management and board of directors that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in conformity with the Master Pooling and Servicing Agreement dated as of May 16, 1996 as supplemented by the Series 1996-1 Supplement (together the "Agreements"), between TRS as Servicer, American Express Centurion Bank ("Centurion") and American Express Receivables Financing Corporation II ("RFC"), as Transferors, and The Bank of New York, as Trustee, on behalf of the Certificateholders of the Trust and are recorded properly to permit the preparation of the required financial reports.

There are inherent limitations in any internal control policy and procedure, including the possibility of human error and the circumvention or overriding of controls. Accordingly, even effective internal control policies and procedures can provide only reasonable assurance with respect to the achievement of any objectives of internal control. Further, because of changes in conditions, the effectiveness of the internal control policies and procedures may vary over time.

TRS has determined that the objectives of its internal control policies and procedures, with respect to servicing and reporting of transferred loans, are to provide reasonable, but not absolute assurance that:

* Funds collected are appropriately allocated to the Trust in accordance with the Agreements.

* The addition of Accounts to the Trust are authorized in accordance with the Agreements.

* The removal of Accounts from the Trust are authorized in accordance with the Agreements.

* Trust assets amortizing out of the Trust are calculated in accordance with the Agreements.

* Daily records as specified in the Agreements are maintained and are available for inspection by the Trustee upon request.

* Monthly Servicer's Certificates are prepared and contain the required information in accordance with the Agreements.

* Monthly Servicer's Certificates generated pursuant to the Agreements are materially correct and are derived from and reconcile to the computer reports which are the source of such amounts contained in the reports.

* On an annual basis, the Servicer will deliver to the Trustee an Annual Servicer's Certificate.

* The payments to the Trustee are made by the Servicer in accordance with the Agreements.


TRS has assessed its internal control policies and procedures over the functions performed as Servicer of the Trust in relation to these criteria. Based upon this assessment, TRS maintained that, as of December 31, 1996, its internal control policies and procedures over the functions performed as Servicer of the Trust are effective in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and the transactions are executed in accordance with management's authorization in conformity with the Agreements between the TRS, as Servicer, Centurion and RFC, as Transferors, and The Bank of New York, as Trustee, and are recorded properly to permit the preparation of the required financial reports.

Pooling and Servicing Agreement Compliance
------------------------------------------

TRS is responsible for complying with the Agreements. TRS assessed its compliance, as of December 31, 1996 and for the compliance period then ended, with the relevant covenants and conditions identified in the Agreements. Based upon this assessment and the delivery of the independent accountant's letters pursuant to
Section 3.06 (a) and (b) of the Agreements, TRS was in compliance, as of December 31, 1996 and for the compliance period then ended, with the relevant covenants and conditions identified in the Agreements. In addition, TRS did not identify any instances of noncompliance in performing the assessment.

March 31, 1997

                 American Express Travel Related Services Company, Inc. by:



Date signed    3/25/97        /s/ John McDonnell
                              ---------------------
                              John McDonnell
                              Chief Financial Officer


Date signed    3/24/97        /s/ Anthony Bonanno
                              ---------------------
                              Anythony Bonanno
                              Vice President and Controller
                                of the Americas


Date signed    3/20/97        /s/ Marianne Thomson
                              ---------------------
                              Marianne Thomson
                              Director, Financial Administration

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                                                               EXHIBIT 99.3


                          SERVICER'S CERTIFICATE

            AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

                 --------------------------------------------

                             ANNUAL STATEMENT

                 AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST

                               SERIES 1996-1

              FOR THE PERIOD APRIL 25 THROUGH DECEMBER 26, 1996

                 --------------------------------------------

The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc., as Servicer ("TRS"), pursuant to the Pooling and Servicing Agreement, dated as of May 16, 1996 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1996-1 Supplement (as amended and supplemented, the "Series Supplement"), among TRS, as Servicer, American Express Centurion Bank and American Express Receivables Financing Corporation II, as Transferors, and The Bank of New York, as Trustee, does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or the Series Supplement, as applicable.

2.   TRS is, as of the date hereof, the Servicer under the Agreement.

3.   The undersigned is a Servicing Officer.

4. This Annual Statement is delivered pursuant to sections 5.02(d) of the Series Supplement and contains information with respect to the Trust aggregated for the period April 25, 1996 (the date as of which the Trust assets were initially conveyed to the Trust) through December 26, 1996 (the end of the last monthly period of the Trust in 1996.)



      IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 28th day of January, 1997.



                                     AMERICAN EXPRESS TRAVEL RELATED
                                     SERVICES COMPANY, INC., as Servicer

                                     By: /s/ Marianne Thomson
                                        --------------------------------
                                        Name:  Marianne Thomson
                                        Title: Director
                                               Financial Administration

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
    ACTIVITY AGGREGATED FOR THE PERIOD APRIL 25 THROUGH DECEMBER 26, 1996

I. Trust Activity
------------------------------------------------------------------------------
A. Aggregated Trust Activity
----------------------------               ---------------
Balances at April 25, 1996
Principal Receivable Balance                1,777,276,510
Special Funding Account Balance                         0
Total Principal Balance                     1,777,276,510

Aggregate Finance Charge Collections
 (excluding Discount Option & Recoveries)     199,484,861
Discount Percentage                                 2.00%
Discount Option Receivables Collections        23,487,335
Premium Option Receivables Collections                  0
Recoveries                                      6,212,474
Total Collections of Finance Charge
   Receivables                                229,184,670
Total Collections of Principal Receivables  1,150,879,400
Defaulted Amount                               78,087,716
New Principal Receivables                   1,183,619,989

Balances at December 26, 1996
Principal Receivables Balance               1,731,929,382
Required Minimum Principal Balance          1,070,000,000
Transferor Amount                             731,929,382
Special Funding Account Balance                         0
Total Principal Balance                     1,731,929,382

B. Aggregate Series Allocations             Series 1996-1        Trust Total
-------------------------------            ----------------     -------------
Group Number                                            1
Initial invested Amount                     1,000,000,000        1,000,000,000
Adjusted Invested Amount at 12/26/96        1,000,000,000        1,000,000,000
Principal Funding Account Balance                       0                    0
Series Allocation Percentage                      100.00%
Series Alloc. Finance Charge Collections      229,184,670          229,184,670
Series Allocable Recoveries                     6,212,474            6,212,474
Series Alloc. Principal Collections         1,150,879,400        1,150,879,400
Shared Principal Collections                          N/A                  N/A
Series Allocable Defaulted Amount              78,087,716           78,087,716

C. Aggregate Group I Allocations            Series 1996-1        Group I Total
--------------------------------            ----------------     -------------
Investor Finance Charge Collections           132,589,927          132,589,927
Investor Monthly Interest                      44,794,056           44,794,056
Investor Default Amount                        45,179,565           45,179,565
Investor Service Fees                          12,500,000           12,500,000
Investor Additional Amounts                             0                    0
Total                                         102,473,621          102,473,621
Reallocated Investor Finance Charge
  Collections                                         N/A                  N/A
Available Excess                               30,116,306           30,116,306

                                     - 2 -

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

    ACTIVITY AGGREGATED FOR THE PERIOD APRIL 25 THROUGH DECEMBER 26, 1996

II. Series 1996-1 Certificates
------------------------------------------------------------------------------
                                                Series         Total Investor  Transferors
A. Aggregate Investor/Transferor Allocations    Allocations    Interest        Interest
--------------------------------------------    -----------    --------------  -----------
Invested /Transferor Amount at 04/25/96         1,777,276,510  1,000,000,000   777,276,510
Adjusted Invested Amount at 12/26/96                      N/A  1,000,000,000           N/A
Collections of Finance Chg. Receivables           229,184,670    132,589,927    96,594,743
Collections of Principal Receivables            1,150,879,400    665,583,811   485,295,590
Defaulted Amount                                   78,087,716     45,179,565    32,908,151
Invested /Transferor Amount at 12/26/96         1,731,929,382  1,000,000,000   731,929,382


                                                                               Collateral
B. Aggregate Funding Requirements                 Class A        Class B         Interest       Total
---------------------------------               -----------    -----------     -----------    ----------
Monthly Interest                                  39,049,944     2,768,417      2,975,694      44,794,056
Investor Default Amount                           39,080,324     2,710,774      3,388,467      45,179,565
Investor Monthly Fees                             10,812,500       750,000        937,500      12,500,000
Investor Additional Amounts                                0             0              0               0
Total                                             88,942,768     6,229,191      7,301,662     102,473,621

Reallocated Investor Finance Charge Collections                                                       N/A


C. Certificates - Balances and Aggregate                                       Collateral
   Distributions                                  Class A        Class B         Interest       Total
 ---------------------------------------        -----------    -----------     ------------  -----------
Certificate Balance at Issuance                 865,000,000    60,000,000      75,000,000    1,000,000,000
Interest Distributions                           39,049,944     2,768,417       2,975,694       44,794,056
Principal Deposits - Prin Funding Acct                    0             0               0                0
Principal Distributions                                   0             0               0                0
Total Distributions                              39,049,944     2,768,417       2,975,694       44,794,056
Certificate Balance at 12/26/96                 865,000,000    60,000,000      75,000,000    1,000,000,000








                                                 - 3 -

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D.   Aggregate Distributions in respect of the Class A Certificates per $1,000 original certificate principal amount.

      1.   Total                                            $            45.14

      2.   Amount in respect of Class A Monthly Interest    $            45.14

      3.   Amount in respect of Class A Outstanding
           Monthly Interest                                 $             0.00

      4.   Amount in respect of Class A Additional
           Interest                                         $             0.00

      5.   Amount in respect of Class A Principal           $             0.00


E. Aggregate Class A Investor Charge-Offs and Reimbursement of Class A Investor Charge-Offs.

      1.   Total amount of Class A Investor Charge-Offs:    $             0.00

      2.   Amount of Class A Investor Charge-
            Offs per $1,000 original certificate
            principal amount:                               $             0.00

      3.   Total amount reimbursed in respect of
            Class A Investor Charge-Offs:                   $             0.00

      4.   Amount reimbursed in respect of Class
            A Investor Charge-Offs per $1,000
            original certificate principal amount:          $             0.00


F. Aggregate Distributions in respect of the Class B Certificates, per $1,000 original certificate principal amount.

      1.   Total                                            $            46.14

      2.   Amount in respect of Class B Monthly Interest    $            46.14

      3.   Amount in respect of Class B Outstanding
           Monthly Interest                                 $             0.00

      4.   Amount in respect of Class B Additional
           Interest                                         $             0.00

      5.   Amount in respect of Class B Principal           $             0.00


G. Reductions in Class B Invested Amount pursuant to clauses (c), (d), and (e) of the definition of Class B Invested Amount as of December 26, 1996.

      1.   The amount of reductions in Class B
            Invested Amount pursuant to clauses
            (c), (d), and (e) of the definition
            of Class B Invested Amount:                     $             0.00

                                  - 4 -

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      2.   The amount of reductions in the
            Class B Invested Amount set forth in
            paragraph 1 above, per $1,000 original
            certificate principal amount:                   $             0.00

      3.   The total amount reimbursed in respect
            of such reductions in the Class B
            Invested Amount:                                $             0.00

      4.   The amount set forth in paragraph 3
            above, per $1,000 original certificate
            principal amount:                               $             0.00


H.   Aggregate Distributions to the Collateral Interest Holder.

      1.   Total amount distributed to the Collateral
            Interest Holder:                                $     2,975,694.39

      2.   Amount distributed in respect of Collateral
            Monthly Interest:                               $     2,975,694.39

      3.   Amount distributed in respect of Collateral
            Additional Interest:                            $             0.00

      4.   The amount distributed to the Collateral
            Interest Holder in respect of principal
            on the Collateral Invested Amount:              $             0.00


I.   Amount of reductions in Collateral Invested Amount pursuant to clauses
(c), (d), and (e) of the definition of Collateral Invested Amount as of December 26, 1996.

      1.   The amount of reductions in the
            Collateral Invested Amount pursuant
            to clauses (c), (d), and (e) of the
            definition of Collateral Invested Amount:       $             0.00

      2.   The total amount reimbursed in respect
            of such reductions in the Collateral
            Invested Amount:                                $             0.00

J.   Aggregate Reallocated Principal Collections.

      1.   Reallocated Principal Collections
            Required to fund the Required Amount:           $             0.00

      2    Shared Principal Collections from other
            Series allocated to Series 1996-1:                             N/A


K.   Aggregate Available Principal Collections treated as Shared
Principal Collections:                                      $             0.00

L.   Amount of Series Enhancement drawn upon and allocated to
Series 1996-1:                                              $             0.00
                                  - 5 -